Exhibit 99.1

        Barnes & Noble.com Reports Third Quarter 2003 Results;
            Third Quarter EBITDA Loss Improves 36 Percent

    NEW YORK--(BUSINESS WIRE)--Oct. 28, 2003--Barnes & Noble.com (Nasdaq:BNBN) (www.bn.com) announced today that the company's net sales for third quarter 2003 were $99.0 million, within the previous estimates of $97 million to $102 million.
    The company's third quarter gross margin improved to 24.6 percent from 24.0 percent in the third quarter of 2002 as a result of an increase in the company's internal fulfillment rate as well as the change in the model for used and out-of-print books, which results in higher gross margins and lower reported sales.
    During third quarter 2003, the company reduced its total operating expenses on both a dollar basis and as a percentage of net sales as it continued to realize greater efficiencies across its operations. Total operating expenses decreased 13.8 percent quarter over quarter and improved as a percentage of net sales to 36.9 percent in the third quarter of 2003 from 41.3 percent in the third quarter of 2002.
    The company's EBITDA loss (loss before interest, taxes, depreciation and amortization) for the third quarter improved 36.1 percent to ($6.0) million from ($9.3) million in the third quarter of 2002.(1)
    The net loss for the third quarter was ($12.2) million, or ($0.08) per share, which was at the low end of the company's forecast for an EPS loss of ($0.08) to ($0.10) per share. The third quarter 2003 results represent a 30.4 percent improvement from a net loss of ($17.5) million or ($0.11) per share for the third quarter of 2002.
    "We are well-positioned for a strong holiday season," said Marie Toulantis, chief executive officer of Barnes & Noble.com. "We have exciting merchandising and marketing programs planned for this holiday, and we remain focused on EBITDA profitability for the fourth quarter 2003 by continuing to build on the strong operational efficiencies realized throughout the year."

    Full Year

    Full year 2003 sales are expected to be in the range of $415 million to $435 million. Full year net loss per share remains unchanged: the full year 2003 net loss per share is expected to be between ($0.28) to ($0.32).

    About Barnes & Noble.com

    Barnes & Noble.com is a leading Internet-based retailer of books, music, DVD/video and online courses. Since opening its online store (www.bn.com) in March 1997, Barnes & Noble.com has attracted more than
15.8 million customers in 230 countries. Barnes & Noble.com's bookstore includes the largest in-stock selection of in-print book titles with access to approximately one million titles for immediate delivery, supplemented by more than 30 million listings from its nationwide network of out-of-print, rare and used book dealers. Barnes & Noble.com offers its customers fast delivery, easy and secure ordering, and rich editorial content.

    SAFE HARBOR

    This release may contain forward-looking statements regarding expectations of the company. These statements are based on the beliefs of the management of the company as well as assumptions made by and information currently available to the management of the company. Such statements reflect the current views of the company with respect to future events, the outcome of which is subject to certain risks, including among others general economic and market conditions, changes in product demand, the growth rate of Internet usage and e-commerce, possible disruptions in the company's computer or telephone systems, possible increases in shipping rates or interruptions in shipping service, effects of competition, the level and volatility of interest rates, the performance of the company's new product initiatives, the successful integration of acquired businesses, unanticipated adverse litigation results or effects, product shortages, changes in tax and other governmental rules and regulations applicable to the company and other factors, risks and uncertainties more specifically set forth in the company's public filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this release. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in the company's expectations or any changes in events, conditions, or circumstances on which any such statement is based. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein.

    (1) The third quarter 2003 EBITDA loss of ($5.97) million consisted of a net loss of ($12.16) million before interest income of $0.02 million and depreciation and amortization of ($6.21) million. The third quarter 2002 EBITDA loss of ($9.33) million consisted of a net loss of ($17.46) million before interest income of $0.30 million and depreciation and amortization of ($8.43) million. The company's management considers EBITDA to be an important measure in evaluating the company's financial performance and uses this measure in managing ongoing operations.

                    --  Two tables to follow--


                        barnesandnoble.com inc.
                 Consolidated Statements of Operations
             (thousands of dollars, except per share data)
                              (unaudited)


                             Three months ended     Nine months ended
                             -------------------   -------------------

                            September   September  September September
                                30,        30,        30,        30,
                               2003       2002       2003       2002
                             --------   --------   --------   --------


Net sales                     98,993    102,575    291,433    294,947

Cost of sales                 74,688     77,997    219,915    227,034
                             --------   --------   --------   --------

  Gross profit                24,305     24,578     71,518     67,913
                             --------   --------   --------   --------

Operating expenses:
  Fulfillment and
   customer service            8,457      8,240     25,413     26,237
  Marketing, sales and
   editorial                   7,187      8,682     22,945     26,731
  Technology and web
   site development            8,056      8,190     23,168     27,022
  General and
   administrative              6,572      6,998     19,338     19,802
  Depreciation and
   amortization                6,210      8,428     20,322     24,953
  Equity in net loss of
   equity investments
   including related
   amortization of
   intangibles                     -      1,805          -      3,179
                             --------   --------   --------   --------
    Total operating
     expenses                 36,482     42,343    111,186    127,924

Operating loss               (12,177)   (17,765)   (39,668)   (60,011)
Interest income, net              22        303        186      1,395
                             --------   --------   --------   --------
    Net loss                $(12,155)  $(17,462)  $(39,482)  $(58,616)
                             --------   --------   --------   --------


Basic net loss per common
 share                        ($0.08)    ($0.11)    ($0.25)    ($0.37)

Average shares (diluted if
 converted) (1)              159,385    158,788    159,035    158,788


                        barnesandnoble.com inc.
           Consolidated Statements of Operations (continued)
             (thousands of dollars, except per share data)
                              (unaudited)


                              Three months ended   Nine months ended
                              ------------------- -------------------
                              September September September September
                                 30,       30,       30,       30,
                                2003      2002      2003      2002
                              --------- --------- --------- ---------

Percent of net sales:

Gross margin                      24.6%     24.0%     24.5%     23.0%


Operating expenses:
  Fulfillment and customer
   service                         8.5       8.0       8.7       8.9
  Marketing, sales and
   editorial                       7.3       8.5       7.9       9.1
  Technology and web site
   development                     8.1       8.0       7.9       9.2
  General and administrative       6.6       6.8       6.6       6.7
  Depreciation and
   amortization                    6.3       8.2       7.0       8.5
  Equity in net loss of
   equity investments
   including related
   amortization of
   intangibles                       -       1.8         -       1.1
                              --------- --------- --------- ---------
    Total operating expenses      36.9      41.3      38.2      43.4

Operating loss                   (12.3)    (17.3)    (13.6)    (20.4)
Interest income, net               0.0       0.3       0.1       0.5
                              --------- --------- --------- ---------
    Net loss                     (12.3)%   (17.0)%   (13.5)%   (19.9)%
                              --------- --------- --------- ---------

    (1) Includes the conversion of outstanding membership units of barnesandnoble.com llc converted into outstanding shares of barnesandnoble.com inc.


                        barnesandnoble.com inc.
                      Consolidated Balance Sheets
        (thousands of dollars, except share and per share data)


                                            September 30, December 31,
                                                2003          2002
                                            ------------- ------------
                                             (unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                  $    37,959    $  70,144
  Receivables, net                                 5,524       14,631
  Merchandise inventories                         47,993       48,303
  Prepaid expenses and other current
   assets                                          4,122        3,991
                                              -----------    ---------
      Total current assets                        95,598      137,069
                                              -----------    ---------

Fixed assets, net                                 46,395       58,871
Goodwill, net                                     13,777       13,777
Other non-current assets                              20           17
                                              -----------    ---------
      Total assets                           $   155,790    $ 209,734
                                              ===========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           $    12,536    $  16,071
  Accrued liabilities                             54,871       70,456
  Payable to affiliate                            51,715       48,261
                                              -----------    ---------
      Total current liabilities                  119,122      134,788
                                              -----------    ---------

Minority interest                                 22,706       52,305
                                              -----------    ---------

Commitments and contingencies
Stockholders' equity:
  Preferred Stock: $0.001 par value;
   50,000,000 shares authorized; none
   issued and outstanding                              -            -
  Common Stock Series A: $0.001 par
   value; 750,000,000 shares authorized;
   44,594,993 and 43,802,228 shares
   issued and outstanding                             44           44
  Common Stock Series B: $0.001 par
   value; 1,000 shares authorized; 1 share
   issued and outstanding                              -            -
  Common Stock Series C: $0.001 par
   value; 1,000 shares authorized; 1 share
   issued and outstanding                              -            -
  Paid-in capital                                190,555      189,294
  Accumulated deficit                           (176,637)    (166,697)
                                              -----------    ---------
Total stockholders' equity                        13,962       22,641
                                              -----------    ---------

  Total liabilities and stockholders'
   equity                                    $   155,790    $ 209,734
                                              ===========    =========

    CONTACT: Barnes & Noble.com
             Carolyn Brown, 212-633-4062
             cbrown@bn.com
              or
             Kevin Frain, 212-414-6093
             kfrain@book.com